Exhibit 10.1

Third Amendment to Management Services Agreement

This Third Amendment to Management Services Agreement (this "Amendment"), effective as of September 1, 2017, is between Steel Services Ltd. ("Steel Services"), a Delaware corporation having an office at 590 Madison Avenue, 32nd Floor, New York, New York 10022, and ModusLink Global Solutions, Inc. (the "Company"), a Delaware corporation having an office at a Delaware corporation having an office at 160l Trapelo Road, Suite 170, Waltham, Mass. 02451.

RECITALS

WHEREAS, the Company and Steel Services are parties to that certain Management Services Agreement, dated as of January 1, 2015 (as amended, the "Services Agreement"), whereby Steel Services furnishes the Company and its subsidiaries with certain Services.

WHEREAS, the parties desire to amend the Services Agreement to change the monthly fee paid by the Company for the Services.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Defined Terms. Defined terms used but not defined in this Amendment are as defined in the Services Agreement.
2.	Amendment to Section 3.01. The first sentence of Section 3.01 is hereby amended in its entirety to read as follows:

“3.01 In consideration of Services furnished by Steel Services hereunder, the Company shall pay to Steel Services a fixed monthly fee with respect to the Services in the amount of $95,641.”

1.	Confirmation of Agreement. All other terms of the Services Agreement shall remain in full force and effect.
2.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

The parties have duly executed this Amendment as of the date first above written.

STEEL SERVICES LTD.

/s/ Douglas Woodworth
Name: Douglas Woodworth
Title: CFO

MODUSLINK GLOBAL SOLUTIONS, INC.

/s/ Louis J. Belardi
Name: Louis J. Belardi
Title: CFO, Moduslink Global Solutions, Inc.